                                                                      EXHIBIT 2





                      Agreement and Plan of Reorganization
                                    Between
                         First United Bancshares, Inc.,
                          First United of Texas, Inc.
                                      and
                           Fredonia Bancshares, Inc.
                                 with Exhibits

                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of April 25, 1997 by and between First United Bancshares, Inc., an Arkansas corporation ("Bancshares"),First United of Texas, Inc., an Arkansas corporation ("FTI"), and Fredonia Bancshares, Inc., a Texas corporation ("Fredonia").

      WHEREAS, Fredonia owns indirectly through its wholly owned subsidiary Fredonia Bancshares of Delaware, Inc. ("Sub") one hundred percent (100%) of the issued and outstanding shares of capital stock of Fredonia State Bank, Nacogdoches, Texas ("FSB"); and

      WHEREAS, Bancshares desires to acquire one hundred percent (100%) of the capital stock of Fredonia (the "Fredonia Common Stock") upon the terms and conditions hereinafter set forth through the merger of Fredonia with and into FTI(the "Merger"), pursuant to a Plan of Merger in substantially the form attached hereto as Exhibit A (the "Plan of Merger"); and

      WHEREAS, the respective Boards of Directors of Bancshares , FTI, and Fredonia believe that such proposed Merger and the exchange of shares of Bancshares Stock (as defined in Section 2.01(a) hereof) for the Fredonia Common Stock, pursuant and subject to the terms of this Agreement and the Plan of Merger (the "Merger Agreements"), is desirable and in the best interests of their respective corporations and shareholders; and

      WHEREAS, Bancshares, FTI and Fredonia intend that the merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the"Code") and shall be recorded for accounting purposes as a pooling of interests; and

      WHEREAS, Bancshares, FTI, and Fredonia desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

      1.01. The Merger. Subject to the terms and conditions of this Agreement, Bancshares, FTI, and Fredonia agree to effect the Merger of Fredonia with and into FTI in accordance with the Arkansas Business Corporation Act (the "ABCA") and the Texas Business Corporation Act ("TBCA").

      1.02. Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") shall be duly prepared and executed by FTI and Fredonia and thereafter delivered to the Secretaries of State of Arkansas and Texas for filing, as provided in the ABCA, and the TBCA, as soon as practicable on or after the Closing Date (as defined in Section 1.03). The Merger shall become effective upon the filing of the Articles of Merger with the Secretaries of State of Arkansas and Texas or at such time within two business days thereafter as is provided in the Articles of Merger (the "Effective Time").

      1.03. Closing. The closing of the Merger (the "Closing") will take place at the offices of Bancshares at a time and on a date (the "Closing Date") to be specified in writing by the parties as soon as reasonably practicable after the later to occur of all regulatory and other approvals and the expiration of all waiting periods. Fredonia and Bancshares shall use their respective best efforts to cause the Closing to occur as soon after September 1, 1997 as is practicable.


                                   ARTICLE II

                              EFFECT OF THE MERGER

      2.01. Effect on Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Fredonia Common Stock:

            (a) Conversion of Fredonia Common Stock. The purchase price paid by Bancshares to the owners of Fredonia Common Stock ("Fredonia Shareholders") shall be One Million Six Hundred Thousand (1,600,000) shares of fully paid and nonassessable shares of voting Common Stock, $1.00 par
    value of Bancshares (the "Purchase Price" or "Bancshares Stock").    All of
    the issued and outstanding shares of Fredonia Common Stock, other than Dissenting Shares (as defined below), shall be converted into the right to receive a pro rata portion of the Purchase Price based upon each Shareholder's pro rata ownership of the total number of issued and outstanding shares of Fredonia Common Stock at the Effective Time.

            (b) Fractional Shares. Fractional shares of Bancshares Stock shall not be issued. Any Fredonia Shareholder or holder of options to purchase Fredonia Common Stock ("Options") entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of Bancshares common stock for all trades occurring on NASDAQ during the period of ten (10) trading days on which one





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
    or more trades take place and which ends immediately prior to the second trading day preceding the Closing Date ("Pricing Average").

            (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Fredonia Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by Shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or exchangeable for the right to receive the Purchase Price provided in
    Section 2.01(a) of this Agreement, and such Shareholders shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of the TBCA unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, at which time such holder's Fredonia Common Stock shall thereupon be deemed to have been converted into and have become exchangeable for, at the Effective Time, the right to receive the Purchase Price without any interest thereon.

            (d) Cancellation of Shares. All shares of Fredonia Common Stock issued and outstanding and all Options outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares or Options shall cease to have any rights with respect thereto, except the right to receive a pro rata number of shares of Bancshares Stock (or cash in the case of Dissenting Shares) to be issued in consideration therefor upon the surrender of such certificate in accordance with the Plan of Merger or to receive Option Conversion Shares as defined below.

            (e) Anti-Dilution. If prior to the Effective Time shares of Bancshares Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar transaction, or if a stock dividend shall be declared, appropriate and proportionate adjustment or adjustments will be made in the conversion rates set forth in subsections (a) and (h).

            (f) Registration. The Bancshares Stock shall when issued be subject to and covered by an effective registration statement as filed under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and such issuance shall comply with any applicable state "Blue Sky" laws.

            (g) Termination of 401(k) Plan. As soon as practicable after execution of this Agreement, Fredonia shall and shall cause FSB to make all filings, take all action and receive all approvals necessary and appropriate to allow termination of the Fredonia 401(k) plan immediately prior to the Closing Date. Bancshares shall assist Fredonia in





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    accomplishing the above procedures and shall assist Fredonia employees in any distribution or rollover of their 401(k) benefits to a self-directed retirement plan or to a Bancshares plan as set forth in Section 6.07 of this Agreement to the extent such rollovers are permissible under the Bancshares Plan, ERISA (as defined below) and applicable rules and regulations.

            (h) Stock Options. Each outstanding Option to purchase Fredonia Common Stock shall be converted into the right to receive Bancshares Common Stock equal to the appreciated value of the said Option as
    of the Effective Time as follows :   The number of issued and outstanding
    shares of Fredonia Common Stock as of the Effective Time shall be divided into 1,600,000 to determine an option ratio. Said option ratio shall be multiplied by the number of shares subject to option to determine the interim shares. The interim shares shall be multiplied by the Pricing Average, the total option purchase price shall be subtracted from said amount and the result shall be divided by the Pricing Average to determine the number of shares of Bancshares Common Stock to be issued to the optionholder ("Option Conversion Shares").

      2.02. Approval By Shareholders. Consummation of the Merger shall be contingent upon its approval by the legally required votes of the shares of Fredonia Common Stock at a shareholders meeting duly called for the purpose of voting on the Merger. The Board of Directors of Fredonia shall recommend approval of the Merger to the Fredonia Shareholders.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF FREDONIA

      Fredonia hereby represents and warrants to Bancshares and FTI the following:

      3.01. Organization, Standing and Power of Fredonia. Fredonia is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Fredonia or any Fredonia Subsidiary (as hereinafter defined). Fredonia is not qualified to do business in any other state or foreign jurisdiction, and its ownership or leasing of property or the conduct of its business does not require it to be so qualified, except where such failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Fredonia or any Fredonia Subsidiary. Fredonia is registered as a bank holding company with the Federal Reserve Board ("FRB") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Fredonia has delivered to Bancshares true, accurate and complete copies of its currently effective Articles of Incorporation and Bylaws, including all amendments thereto.





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
      3.02. Ownership, Organization, Standing and Power of Fredonia Subsidiaries. Fredonia directly and beneficially owns all of the shares of the outstanding capital stock of Sub which owns all of the shares of the outstanding capital stock of FSB. FSB owns all of the shares of the outstanding capital stock of Fredonia Building Corporation ("FBC"), a trusteed affiliate of FSB. FSB, FBC and Sub are hereinafter called collectively the "Fredonia Subsidiaries" or individually a "Fredonia
    Subsidiary".   FSB, FBC and Sub are Fredonia's only subsidiaries.  No
    equity securities of FSB, FBC or Sub are or may become required to be issued by reason of any option, warrant, call, right or agreement of any character whatsoever; there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of FSB, FBC or Sub; and there are no other contracts, commitments, understandings or arrangements by which either FSB, FBC or Sub is bound to issue additional shares of its capital stock or options, warrants, calls, rights or agreements to purchase or acquire any additional shares of its capital stock. All of the outstanding shares of capital stock of Sub owned by Fredonia, of FSB owned by Sub and of FBC owned by FSB are fully paid and nonassessable and are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. No consent of any person must be obtained by FSB, FBC or Sub prior to consummation of the Merger. FSB is a banking association duly organized, validly existing and in good standing under the laws of Texas, and has the corporate power and authority to own or lease its properties and assets and to carry on its businesses as it is now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Fredonia or FSB. The deposits of FSB are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent provided by law. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Fredonia or Sub. Sub is registered as a bank holding company with the FRB under the
    BHC.   FBC is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Fredonia or FBC. Fredonia has delivered to Bancshares true, accurate and complete copies of the currently effective Articles of Incorporation and Bylaws of FSB, FBC and Sub, including all amendments thereto. Except for securities held in their capacities as fiduciaries, FSB, FBC and Sub do not own beneficially, directly or indirectly, any class of equity securities, partnership interests or similar interests of any corporation, bank, partnership, limited partnership, business trust, association





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    or similar organization.  The authorized capital stock of FSB consists of
    287,496 shares of common stock, $10.00 par value, all of which shares are outstanding and are owned by Sub. The authorized capital stock of Sub consists of 3,000 shares of common stock, $.01 par value, all of which
    shares of common stock are outstanding and are owned by Fredonia.   FSB or
    its predecessor banks have been chartered as banking institutions for more than 5 years. The authorized capital stock of FBC consists of 25,000 shares of common stock, $10.00 par value, of which 100 shares of common stock are outstanding and are owned by FSB.

      3.03. Capital Structure of Fredonia. The authorized capital stock of Fredonia consists of 2,000,000 shares of common stock, $10.00 par value, 472,342 of which shares are issued and outstanding and 26,838 shares are held by Fredonia in its treasury, and 1,000,000 shares of preferred stock, $1.00 par value, no shares of which are issued and outstanding. Neither Fredonia, FSB, FBC nor Sub has issued and has outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of Fredonia Common Stock are validly issued, fully paid, nonassessable, and not subject to preemptive rights. Except as set forth in Exhibit 3.03, there are no options, warrants, calls, rights, or agreements of any character whatsoever to which Fredonia, FSB, FBC or Sub is a party or by which Fredonia, FSB, FBC or Sub is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities or by which Fredonia, FSB, FBC or Sub is obligated to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in Exhibit 3.03, immediately before and after the Effective Time there will be no option, warrant, call, right or agreement obligating Fredonia, FSB, FBC or Sub to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or obligating Fredonia, FSB, FBC or Sub to grant, extend or enter into any such option, warrant, call, right or agreement.

      3.04. Authority. Fredonia has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject only to approval of this Agreement and the Plan of Merger by the shareholders of Fredonia and of applicable regulatory authorities, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Fredonia's board of directors. This Agreement and the Plan of Merger have been duly executed and delivered by Fredonia, and, subject to such regulatory and shareholder approval, each constitutes a valid and binding obligation of Fredonia enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization,





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
    arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration loss or creation, a "Violation"), pursuant to any provision of (a) the Articles of Incorporation or Bylaws of Fredonia, FSB, FBC or Sub or (b) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Fredonia, FSB, FBC or Sub or their respective properties or assets, except where such violation would not have a material adverse effect on the business, operations or financial condition of Fredonia or any Fredonia Subsidiary. Other than in connection or in compliance with the provisions of the ABCA, the TBCA, the Securities Act and the regulations thereunder, the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the BHC Act, the National Bank Act, Arkansas banking laws, Texas banking laws, and from other regulatory agencies, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Fredonia, FSB, FBC or Sub in connection with the execution and delivery of this Agreement and the Plan of Merger by Fredonia or the consummation by Fredonia of the transactions contemplated hereby and thereby.

      3.05. Fredonia Financial Statements.

            (a) The (i) consolidated balance sheets of Fredonia as of December 31, 1996, and December 31, 1995 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Axley & Rode LLP, and (ii) the internally prepared and unaudited financial statements for FSB, FBC and Sub dated March 31, 1997 (items (i) - (ii) being called collectively the "Fredonia Financial Statements"), copies of which have been furnished by Fredonia to Bancshares, have been prepared in accordance with (A) generally accepted accounting principles and practices with respect to item (i) and (B) accounting principles and practices applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except for





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    year-end adjustments of the unaudited financial statements of a non-material nature) with respect to item (ii). The Fredonia Financial Statements present fairly the consolidated financial condition of Fredonia and the financial condition of FSB, FBC and Sub, at the dates, and the results of operations and cash flows for the periods, stated therein. Neither Fredonia, FSB, FBC nor Sub has any liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, which is material to Fredonia except as provided for or disclosed in the Fredonia Financial Statements and except for such of the following liabilities as are incurred in the ordinary course of business:

                      (i) deposit liabilities and interest payable thereon,

                      (ii) federal funds purchased and securities sold under repurchase agreements and interest payable thereon,

                      (iii)           other short term borrowings,

                      (iv) contingent liability upon negotiable instruments endorsed for the purpose of collection,

                      (v)             taxes,

                      (vi)            accounts payable of the operating
                                      business,

                      (vii)           salaries and benefits payable,

                      (viii)          unearned income and premiums,

                      (ix)            abandoned and garnished accounts, and

                      (x)             letters of credit and similar commitments.

            (b) Without limitation of the foregoing, except as described in Exhibit 3.05(b), Fredonia has no reserve allowance for self-insured health and dental benefit claims and knows of no facts which should cause it to create such a reserve.

      3.06. Fredonia Reports. Fredonia, FSB, FBC and Sub have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FRB, (ii) the FDIC, (iii) the Texas Banking Commissioner (the "TBC") and (iv) any other applicable securities, banking or regulatory authorities (all such reports and statements are collectively referred to herein as the "Fredonia Reports"), except where such failure to file would not have a material adverse effect on the business operations or financial condition of Fredonia or any Fredonia Subsidiary. The Fredonia Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.





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
      3.07. Information Supplied. None of the information supplied or to be supplied by Fredonia for inclusion or incorporation by reference in any document to be filed with the Securities and Exchange Commission, the FRB, or any regulatory agency in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Fredonia has made available to Bancshares all financial and other information reasonably requested by Bancshares.

      3.08. Authorizations; Compliance with Applicable Laws. Fredonia, FSB, FBC and Sub hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the businesses of Fredonia, FSB, FBC or Sub (the "Fredonia Permits"), including appropriate authorizations from the TBC. Fredonia, FSB, FBC and Sub are in compliance with the terms of the Fredonia Permits, except where the failure so to comply would not have a material adverse effect on Fredonia, FSB, FBC or Sub. The business of FSB is not being conducted in violation of any federal, state or local law, statute, ordinance or regulation of any Governmental Entity (collectively "Laws"), including, without limitation, Regulation O of the FRB, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Fredonia, FSB, FBC or Sub. No investigation or review by any Governmental Entity with respect to Fredonia, FSB, FBC or Sub is pending or, to the best of their knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Without limiting the foregoing, there have been no acts or omissions occurring on or with respect to real estate currently or previously owned, leased or otherwise used in the ordinary course of business by Fredonia, FSB, FBC or Sub or, to the best of their knowledge, in which Fredonia, FSB, FBC or Sub has or had an investment or security interest (by mortgage, deed of trust, or otherwise), including, without limitation, properties under foreclosure, properties held by Fredonia, FSB, FBC or Sub in its capacity as a trustee, or properties in which any venture capital or similar unit of Fredonia, FSB, FBC or Sub has or had an interest (the "Fredonia Property"), which constitute or result, or may have constituted or resulted, in the creation of any federal, state or common law nuisance (whether or not the nuisance condition is, or was, foreseen or unforeseen) or which do not comply or have not complied with federal, state or local environmental laws including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental, Response, Compensation and Liability Act, as amended, and their state and local law counterparts, all rules and regulations promulgated thereunder and all other legal requirements associated with the ownership and use of the Fredonia Property





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
    (collectively, "Environmental Laws"), and as a result of which acts or omissions Fredonia, FSB, FBC or Sub is subject to or reasonably likely to incur a material liability or suffer a diminution in value of any interest exceeding $100,000.00. Neither Fredonia, FSB, FBC nor Sub is subject to or reasonably likely to incur a material liability or suffer a diminution in value of any interest exceeding $100,000.00 as a result of its ownership, lease, operation, or use of any Fredonia Property or as a result of its investment or security interest (as described above) in any Fredonia Property (a) that is contaminated by or contains any hazardous waste, toxic substances or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, petroleum products, substances defined as "hazardous substances" or "toxic substances" in the Environmental Laws, and any other substances or waste that is hazardous to human health or the environment (collectively, "Toxic Substances"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit or proceeding is pending against Fredonia, FSB, FBC or Sub relating to the Fredonia Property before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Fredonia, FSB, FBC or Sub with respect thereto.

      3.09. Litigation and Claims. Except as disclosed in Exhibit 3.09 (a) neither Fredonia, FSB, FBC nor Sub is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Fredonia, FSB, FBC or Sub pending or, to the best of their knowledge, threatened, which will have or can reasonably be expected to have a material adverse effect on Fredonia, FSB, FBC or Sub and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Fredonia, FSB, FBC or Sub as a result of the examination by any bank regulatory authority.

      3.10. Taxes. Fredonia, FSB, FBC and Sub have filed all tax returns required to be filed by them and have paid or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent Fredonia Financial Statements reflect an adequate reserve for all taxes payable by Fredonia, FSB, FBC and Sub accrued through the date of such financial statements. There has been no examination by the United States Internal Revenue Service ("IRS") of Fredonia, FSB, FBC or Sub for over seven years. There is no examination pending by the IRS with respect to Fredonia, FSB, FBC or Sub. Neither Fredonia, FSB, FBC nor Sub has executed or filed with the IRS any agreement which





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
    is still in effect extending the period for assessment and collection of any federal tax, and there are no existing material disputes as to federal, state, or local taxes due from Fredonia, FSB, FBC or Sub. There are no material liens for taxes upon the assets of Fredonia, FSB, FBC or Sub except for statutory liens for taxes not yet delinquent. Neither Fredonia, FSB, FBC nor Sub is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against any of them. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Fredonia, FSB, FBC and Sub have withheld from their employees and timely paid to the appropriate governmental agency proper and accurate amounts for all periods through the date hereof in material compliance with all Tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

      3.11. Certain Agreements.

      (a) Except as disclosed in Exhibit 3.11(a) or 3.12(a), neither Fredonia, FSB, FBC nor Sub is a party to any (i) consulting, professional services , employment or other agreement not terminable at will providing any term of employment, compensation, guarantee, severance, supplemental retirement benefits, or other employment benefits or rights, (ii) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iii) any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or similar plan granting rights to acquire stock in Fredonia, FSB, FBC or Sub, or (iv) contract containing covenants which limit the ability of Fredonia, FSB, FBC or Sub to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Fredonia, FSB, FBC or Sub may carry on its business (other than as may be required by law or applicable regulatory authorities). Except as set forth in Exhibit 3.11(a), Fredonia, FSB, FBC and Sub shall terminate all existing consulting, professional services and employment contracts, other than at will employment contracts by no later than the Closing Date.

      (b) Except as set forth on Exhibit 3.11(b), neither the Fredonia, FSB, FBC nor Sub is a party to any oral or written union, guild or collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal

    Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. To the best of Fredonia's knowledge, there are no unfair labor practice complaints pending against Fredonia, FSB, FBC or Sub before the National Labor Relations Board and there are no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Fredonia, FSB, FBC or Sub, nor any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. Fredonia, FSB, FBC and Sub are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Fredonia, FSB, FBC nor Sub is engaged in any unfair labor practice except where any violation would not have a material adverse effect on the business, operations or financial condition of Fredonia or any Fredonia Subsidiary.

      3.12. Benefit Plans.

      (a) With respect to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, policy, program, arrangement or understanding (whether or not legally binding) including "employee pension benefit plans" (as defined in
    Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section (3)(1) of ERISA) (sometimes referred herein as "Welfare Plans")(collectively, "Plans") providing benefits to any current or former employee, officer or director of Fredonia or any of the Fredonia Subsidiary that are in effect on the date hereof, and all Plans currently maintained, or contributed to, or required to be maintained or contributed to, by Fredonia or any other person or entity that, together with Fredonia, FSB, FBC or Sub, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001(a) (14) or 4001(b) of ERISA (each a "Commonly Controlled Entity") (including each Pension Plan that Fredonia or any commonly controlled entity that is, or within the last six years was, subject to Title IV of ERISA and for which Fredonia, FSB, FBC or Sub could have material liability) (all of the foregoing such plans being herein referred to as the "Fredonia Benefit Plans"), Fredonia has delivered, or caused to be delivered, to Bancshares true, complete and correct copies of (i) each Fredonia Benefit Plan, (ii) annual reports (Forms 5500) and all schedules thereto filed with the IRS with respect to each Fredonia Benefit Plan for the past five years (if any such report was required), (iii) the most recent summary plan description for each Fredonia Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract, investment management agreement, and any other insurance contract or funding arrangement relating to any Fredonia Benefit Plan; (v) the most recent actuarial report or valuation relating to a Fredonia Benefit Plan subject to Title IV of ERISA; (vi) the most recent determination letter as to qualification of each Fredonia Benefit Plan and the forms and attachments submitted to the IRS for such determination letter; (vii) a list of the Fredonia Benefit Plans; (viii) copies of all tests for compliance for the past five years under Code Sections 401(a)(4), 401(a)(26), 401(k), 401(m), 404, 410(b), and 415, if applicable, for the
    Fredonia Benefit Plans; and (ix) copies of all closing agreements and documentation regarding any IRS, Department of Labor or Pension Benefit Guaranty Corporation or self-correction procedures affecting the qualification and/or operation of each Fredonia Benefit Plan.

      (b) Exhibit 3.12(b) lists each deferred compensation plan, bonus and incentive arrangement, stock option plan, restricted stock arrangement, "cafeteria plan" as described in Section 125 of the Code and any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each "employee pension benefit plan" (as defined in Section 3 (2) of ERISA) maintained by Fredonia, FSB, FBC or Sub or to which Fredonia, FSB, FBC or Sub contributes or is required to contribute, and sets forth the amount of any liability of Fredonia, FSB, FBC or Sub for contributions more than 30 days past due with respect to each as of the date hereof and as of the end of any subsequent month ending prior to the Closing.

      (c) Unless otherwise listed in Exhibit 3.12(b), neither Fredonia nor any Commonly Controlled Entity nor any entity that has ever been a Commonly Controlled Entity has ever maintained any Pension Plan which is a defined benefit plan.

      (d) No Welfare Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by
    Section 4980B of the Code and Sections 601-608 of ERISA.

      (e) Each Fredonia Benefit Plan has been administered in accordance with its terms. All of the Fredonia Benefit Plans and any related funding instruments comply, and have complied in the past, both as to form and operation in all material respects (including, but not limited to applicable reporting and disclosure requirements) with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations. Unless otherwise listed in Exhibit 3.12(e), with respect to each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Plan and each amendment thereto has been issued by the IRS, including any such letter that covers the amendments required by the Tax Reform Act of 1986 (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in, the revocation of such determination). No event or condition exists which could reasonably be expected to adversely affect the qualified status of a Fredonia Benefit Plan that is a Pension Plan.

      (f) Neither Fredonia nor any Commonly Controlled Entity, nor any plan fiduciary of any Fredonia Benefit Plan or, to the best knowledge of Fredonia, any other party in interest of any Fredonia Benefit Plan, has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code) or engaged in any other breach of fiduciary responsibility that could subject Fredonia, FSB, FBC or Sub or any officer of Fredonia, FSB, FBC or Sub to tax or penalty under ERISA, the Code or other applicable law. Except as disclosed in Exhibit 3.11(a), neither any Fredonia Benefit Plan that is a Pension Plan or a funded Welfare Plan nor any trust of such plan has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to a Fredonia Benefit Plan that is a Pension Plan, as to which Fredonia, FSB, FBC or Sub could have any liability.

      (g) Neither Fredonia nor any Commonly Controlled Entity has ever maintained or contributed to, or has participated in or agreed to participate in, a multi-employer plan (as defined in Section 3(37) of ERISA), and neither Fredonia nor any Commonly Controlled Entity could have any liability under a multi-employer plan.

      (h) None of the Fredonia Benefit Plans that is a Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any such Pension Plan.

      (i) Except as set forth in Exhibit 3.12(i) there are no claims pending with respect to, or under, any Fredonia Benefit Plan other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans, and no such claim, dispute or litigation appears reasonably likely to arise.

      (j) Except as set forth in Exhibit 3.12(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Fredonia, Bancshares or FTI, as successor to Fredonia, FSB, FBC or Sub, or any Commonly Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise becoming due to any employee, or (ii) increase or vest any benefits otherwise payable under any Fredonia Benefit Plan.

      (k)   With respect to any Fredonia Benefit Plan that is a Welfare Plan
    (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (ii) each such Fredonia Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of
    Section 4980B of the Code and Sections 601-609 of ERISA, and (iii) each such Fredonia Benefit Plan may be amended or terminated without any liability to Fredonia, FSB, FBC or Sub on or at any time after the consummation of this Agreement.

      (l) Neither Fredonia, FSB, FBC nor Sub nor a Commonly Controlled Entity has incurred any material liability with respect to a Pension Plan (other than for contributions not yet due) and to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

      (m) Except as set forth in Exhibit 3.12(m) or as required by applicable law, since June 30, 1996 there has not been any adoption of amendment in any material respect of any Fredonia Benefit Plan. Except as disclosed in
    Exhibit 3.12(m), there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Fredonia, FSB, FBC or Sub and any current or former employee, officer or director of Fredonia, FSB, FBC or Sub.

      (n) Except as set forth in Exhibit 3.12(n), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Fredonia, FSB, FBC or Sub who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Fredonia Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

      3.13. Insurance. Fredonia has delivered to Bancshares correct and complete copies of all material policies of insurance of Fredonia, FSB, FBC and Sub currently in effect, including, but not limited to, directors and officers liability policies and blanket bond policies. Neither Fredonia, FSB, FBC nor Sub has any liability for unpaid premiums or premium adjustments not properly reflected on the Fredonia Financial Statements.

      3.14. Conduct of Fredonia to Date. Except as contemplated by this Agreement and the Plan of Merger, from and after December 31, 1996 through the date of this Agreement: (a) Fredonia, FSB, FBC and Sub have carried on their respective businesses in the ordinary and usual course consistent with past practices, (b) Fredonia, FSB, FBC and Sub have not issued or sold any capital stock or issued or sold any corporate debt securities which would be classified as long term debt on the balance sheet of Fredonia, FSB, FBC or Sub, (c) except as disclosed in Exhibit 3.03, Fredonia, FSB, FBC and Sub have not granted any option for the purchase of capital stock, effected any stock split, or otherwise changed their capitalization, (d) except as disclosed in Exhibit 3.14(d), Fredonia has not declared, set aside, or paid any cash or stock dividend or other distribution in respect to its capital stock, (e) neither Fredonia, FSB, FBC nor Sub has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties, (f) neither Fredonia, FSB, FBC nor Sub has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charges, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business, (g) neither Fredonia, FSB, FBC nor Sub has since December 31, 1996, sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, (h) except as set forth in Exhibit 3.14(h), neither Fredonia, FSB, FBC nor Sub has increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract; adopted, entered into, terminated, amended or modified any Fredonia Benefit Plan in respect of any of present or former directors, officers or other employees; or agreed to do any of the foregoing, (i) neither Fredonia, FSB, FBC nor Sub has suffered any material damage, destruction, or loss, whether as the result of flood, fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, windstorm, embargo, riot, act of God, or other similar or dissimilar casualty or event or otherwise, whether or not covered by insurance, (j) neither Fredonia, FSB, FBC nor Sub has cancelled or compromised any debt to an extent exceeding $50,000.00 owed to Fredonia, FSB, FBC or Sub or claim to an extent exceeding $50,000.00 asserted by Fredonia, FSB, FBC or Sub, (k) neither Fredonia, FSB, FBC nor Sub has entered into any transaction, contract, or commitment outside the ordinary course of its business, (1) neither Fredonia, FSB, FBC nor Sub has entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights, (m) there has not been any change in the method of accounting or accounting practices of Fredonia, FSB, FBC and Sub, and (n) Fredonia, FSB, FBC and Sub have kept all records substantially in accordance with all regulatory and statutory requirements and substantially in accordance with industry standards specified by the American Bankers Association, and have retained such records for the periods required by statute, regulation or American Bankers Association industry standards.

      3.15. Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or business of Fredonia or its subsidiaries.

      3.16. Properties, Leases and Other Agreements. Except (i) with respect to debts reflected in the Fredonia Financial Statements, (ii) for any lien for current taxes not yet delinquent, (iii) for pledges to secure deposits and (iv) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value or interfere with or impair the present and continued use of personal or real property reflected in the Fredonia Financial Statements or acquired since the date of such Statements, Fredonia, FSB, FBC and Sub have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances to all of the personal and real property reflected in the Fredonia Financial Statements, and all personal and real property acquired since the date of such Fredonia Financial Statements, except such personal and real property as has been disposed of in the ordinary course of business. Substantially all of the buildings and equipment in regular use by Fredonia, FSB, FBC and Sub have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. All leases material to Fredonia, FSB, FBC and Sub pursuant to which Fredonia, FSB, FBC or Sub, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any material existing default by Fredonia, FSB, FBC or Sub, or any other party thereto, or any event which with notice or lapse of time or both would constitute such a material default. No options to renew said leases have lapsed and the terms of the leases govern the rights of the respective landlords of Fredonia, FSB, FBC and Sub.

      3.17. Accounting. Fredonia will not, and will use its best efforts to cause any of its affiliates to not knowingly take any action that would, in the reasonable opinion of Bancshares, prevent the Merger from qualifying for pooling of interests accounting treatment.

      3.18. No Untrue Statements. No representation or warranty hereunder or information contained in any financial statement or any other document delivered to Bancshares pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      3.19. Proper Documentation. With respect to all loans to borrowers which are payable to Fredonia, FSB, FBC or Sub either directly or as a participant and except for such imperfections in documentation which when considered as a whole would not have a material adverse effect on the business, operations or financial condition of Fredonia, FSB, FBC and Sub taken as a whole:

            (a) All loans were made for good, valuable and adequate consideration in the normal and ordinary course of business, and the notes and other evidences of indebtedness and any loan agreements or security documents executed in connection therewith are true and genuine and constitute the valid and legally binding obligations of the borrowers to whom the loans were made and are legally enforceable against such borrowers in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law). For purposes of the foregoing sentence, it is understood and agreed that the phrase "enforceable against such borrowers in accordance with their terms" shall not mean that the borrower has the financial ability to repay a loan or that the collateral is sufficient in value to result in payment of the loan secured thereby;

            (b) The amounts represented to Bancshares as the balances owing on the loans are the correct amounts actually and unconditionally owing, are undisputed, and are not subject to any offsets, credits, deductions or counterclaims;

            (c) The collateral securing each loan as referenced in a loan officer worksheet, loan summary report or similar interoffice loan documentation is in fact the collateral held by Fredonia, FSB, FBC or Sub to secure each loan;

            (d) Fredonia, FSB, FBC or Sub has possession of all loan document files and credit files for all loans held by them containing promissory notes and other relevant evidences of indebtedness with original signatures of their borrowers and guarantors;

            (e) Fredonia, FSB, FBC and Sub hold validly perfected liens or security interests in the collateral granted to them to secure all loans as referenced in the loan officer worksheets, loan summary reports or similar interoffice loan documentation and the loan or credit files contain the original security agreements, mortgages, or other lien creation and perfection documents unless originals of such documents are filed of public record;

            (f) Each lien or security interest of Fredonia, FSB, FBC or Sub in the collateral held for each loan is properly perfected in the priority described as being held by Fredonia, FSB, FBC or Sub in the loan officer worksheets, loan summary reports or similar interoffice loan documentation contained in the loan document or credit files;

            (g) Fredonia, FSB, FBC and Sub are in possession of all collateral that the loan document files or credit files indicate they have in their possession;

            (h) All guaranties granted to Fredonia, FSB, FBC and Sub to insure payment of loans constitute the valid and legally binding obligations of the guarantors and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (i) With respect to any loans in which Fredonia, FSB, FBC and Sub have sold participation interests to another bank or other financial institution, none of the buyers of such participation interests are in default under any participation agreements.

      3.20. No Default. Neither Fredonia, FSB, FBC nor Sub is in default under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BANCSHARES

      Bancshares hereby represents and warrants to Fredonia as follows:

      4.01. Organization, Standing and Power. Bancshares and FTI are corporations duly organized, validly existing and in good standing under the laws of the State of Arkansas and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Bancshares and its subsidiaries. Bancshares and FTI are registered as bank holding companies with the FRB under the BHC Act. Bancshares has delivered or made available to Fredonia a true, accurate and complete copy of its currently effective Articles of Incorporation and Bylaws, including all amendments thereto.

      4.02. Authority. Subject to the approval of this Agreement and the Plan of Merger by applicable regulatory authorities, Bancshares and FTI have all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares' and FTI's boards of directors, and FTI's shareholder. This Agreement and the Plan of Merger have been duly executed and delivered by Bancshares and FTI and, subject to regulatory approval, each constitutes a valid and binding obligation of Bancshares and FTI enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to any provision of the Articles of Incorporation or Bylaws of Bancshares or FTI or any of their subsidiaries or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancshares, FTI or any of their subsidiaries or their respective properties or assets. Other than as described below in connection or in compliance with the provisions of the ABCA,TBCA, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the BHC Act, the National Bank Act, Arkansas banking laws, Texas banking laws, and from other regulatory authorities, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Bancshares or FTI in connection with the execution and delivery of this Agreement and the Plan of Merger by Bancshares and FTI or the consummation by Bancshares and FTI of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on Bancshares, FTI or any Bancshares or FTI subsidiary.

      4.03. Capital Structure of Bancshares. The authorized capital stock of Bancshares consists of 24,000,000 shares of common stock, $1.00 par value, and 500,000 shares of preferred stock, $1.00 par value, of which 8,246,209 shares of common stock are issued and outstanding. The authorized capital stock of FTI consists of 1,000 shares of common stock, $1.00 par value, of which 1,000 shares of common stock are issued and outstanding. Bancshares and FTI have no issued and outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote. All outstanding shares of Bancshares and FTI common stock are validly issued, fully paid, nonassessable, and not subject to preemptive rights. There are no options, warrants, calls, rights, or agreements of any character whatsoever to which Bancshares or FTI is a party or by which Bancshares or FTI is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities, or by which Bancshares or FTI is obligated to grant, extend or enter into any such option, warrant, call, right or agreement, except for options of three employees to purchase a total of 67,880 shares
    of Bancshares common stock.   Immediately before and after the Effective
    Time there will be no option, warrant, call, right or agreement obligating Bancshares or FTI to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or obligating

    Bancshares or FTI to grant, extend or enter into any such option, warrant, call, right or agreement, except as disclosed in Exhibit 4.03. Notwithstanding the foregoing or any other provision of this Agreement,
    (i) no issuance of options to purchase common stock of Bancshares to executive officers of Bancshares and its subsidiaries, (ii) no issuance of shares of common stock pursuant to the exercise of outstanding options, and
    (iii) no increase in the authorized or outstanding common stock of Bancshares, or commitment to issue additional shares of Bancshares common stock, in connection with any acquisition by Bancshares of a bank or corporation, through merger or otherwise, shall constitute a breach of any representation, warranty or other provision of this Agreement.

      4.04. Bancshares Financial Statements. The consolidated balance sheets of Bancshares as of December 31, 1996 and 1995 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Arthur Andersen LLP ("Bancshares Financial Statements") copies of which have been furnished by Bancshares to Fredonia, have been prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except for year end adjustments of a non-material nature), and present fairly the consolidated financial condition of Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein. Neither Bancshares nor any Bancshares subsidiary has any liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, which is material to Bancshares, except as provided for or disclosed in the Bancshares Financial Statements and except for such of the following liabilities as are incurred in the ordinary course of business:

            (i)       deposit liabilities and interest payable thereon,

            (ii) federal funds purchased and securities sold under repurchase agreements and interest payable thereon,

            (iii)     other short term borrowings,

            (iv) contingent liability upon negotiable instruments endorsed for the purpose of collection,

            (v)       taxes,

            (vi)      accounts payable of the operating business,

            (vii)     salaries and benefits payable,

            (viii)    unearned income and premiums,

            (ix)      abandoned and garnished accounts, and

            (x)       letters of credit and similar commitments.

      4.05. Bancshares Reports. Bancshares and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FRB, (ii) the Office of the Comptroller of the Currency,
    (iii) the FDIC, (iv) the Arkansas State Bank Department (the "ASBD"), (v) the TBC, (vi) the Securities and Exchange Commission, and(vii) any other applicable securities, banking or regulatory authorities (all such reports and statements are collectively referred to herein as the "Bancshares Reports") except where such failure to file would not have a material adverse effect on the business operations or financial condition of Bancshares. The Bancshares Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.06. Authorizations; Compliance with Applicable Laws. Bancshares and its subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the businesses of Bancshares and its subsidiaries (the "Bancshares Permits"). Bancshares and its subsidiaries are in compliance with the terms of the Bancshares Permits, except where the failure to comply would not have a material adverse effect on Bancshares. The businesses of Bancshares and its subsidiaries are not being conducted in violation of any Laws, including, without limitation, Regulation O of the FRB, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Bancshares. No investigation or review by any Governmental Entity with respect to Bancshares or its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. Without limiting the foregoing, there have been no acts or omissions occurring on or with respect to real estate currently or previously owned, leased or otherwise used by Bancshares or any Bancshares subsidiary or in which Bancshares or any Bancshares subsidiary has or had an investment or security interest (by mortgage, deed of trust, or otherwise), including, without limitation, properties under foreclosure, properties held by Bancshares or a Bancshares subsidiary in its capacity as a trustee, or properties in which any venture capital or similar unit of Bancshares or a Bancshares subsidiary has or had an interest (the "Bancshares Property"), which constitute or result, or may have constituted or resulted, in the creation of any federal, state or common law nuisance (whether or not the nuisance condition is, or was, foreseen or unforeseen) or which do not comply or have not complied with federal, state or local Environmental Laws, and as a result of which acts or omissions Bancshares or a Bancshares subsidiary is subject to or reasonably likely to incur a material liability. Neither Bancshares nor any

    Bancshares subsidiary is subject to or reasonably likely to incur a material liability as a result of its ownership, lease, operation, or use of any Bancshares Property or as a result of its investment or security interest (as described above) in any Bancshares Property (a) that is contaminated by or contains any hazardous waste, toxic substances or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, petroleum products, substances defined as "hazardous substances" or "toxic substances" in the Environmental Laws, and any other Toxic Substances, or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit or proceeding is pending against Bancshares or any Bancshares subsidiary relating to the Bancshares Property before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Bancshares or any Bancshares subsidiary with respect thereto.

      4.07. Litigation and Claims.    Except as disclosed in Exhibit 4.07, (a)
    neither Bancshares nor any Bancshares subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Bancshares or any Bancshares subsidiary pending or threatened, which will have or can reasonably be expected to have a material adverse effect on Bancshares and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Bancshares or any Bancshares subsidiary as a result of the examination by any bank regulatory authority.

      4.08. Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or business of Bancshares.

      4.09. No Default. Neither Bancshares nor any Bancshares subsidiary is in default under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.

      4.10 Regulatory Approvals. Bancshares and FTI have no reason to believe that they will not be able to obtain all requisite regulatory approvals necessary to consummate the transactions set forth in this Agreement.

      4.11. Proxy Statement. None of the information supplied or to be supplied by Bancshares, or, to the best knowledge of Bancshares, any of its directors, officers, employees or agents for inclusion in: (a) the Proxy Statement to be delivered to shareholders of Fredonia in connection with their approval of the Merger; or (b) any registration statement or other documents filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Fredonia, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholder's Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Bancshares is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      4.12 Availability of Bancshares Stock. Bancshares has available a sufficient number of authorized and unissued shares of Bancshares Stock to pay the Purchase Price, and Bancshares will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Bancshares Stock to pay the Purchase Price.



                                   ARTICLE V

                             COVENANTS OF FREDONIA

      5.01. Affirmative Covenants. Fredonia hereby covenants and agrees with Bancshares that prior to the Effective Time, unless the prior written consent of Bancshares shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise contemplated herein, Fredonia will and Fredonia will cause FSB, FBC and Sub to:

            (a) operate their businesses only in the usual, regular and ordinary course consistent with past practices;

            (b) use reasonable efforts to preserve intact their business organization and assets, maintain their rights and franchises, retain the services of their officers and key employees (except that they shall have the right to lawfully terminate the employment of any officer or key employee if such termination is in accordance with Fredonia's existing employment procedures) and maintain their relationships with customers;

            (c) use reasonable efforts to maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

            (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained;

            (e) perform in all material respects all obligations required to be performed by them under all material contracts, leases, and documents relating to or affecting their assets, properties, and business;

            (f) comply with and perform in all material respects all obligations and duties imposed upon them by all Laws; and

            (g) give Bancshares notice of all boards of directors meetings, allow Bancshares to have a non-voting representative at each such meeting except to the extent that Fredonia's legal counsel advises the directors that permitting Bancshares's presence would constitute a breach of their fiduciary duties, and provide Bancshares with all written materials and communications provided to the directors in connection with such meetings.

      5.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the earlier of the termination of the Agreement or the Effective Time, Fredonia shall not do, and Fredonia will cause FSB, FBC and Sub not to do, without the prior written consent of Bancshares, which consent shall not be unreasonably withheld, any of the following:

            (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

            (b) (i) except as disclosed in Exhibit 3.14(h), grant any bonuses or increase in compensation to their employees, officers or directors, (ii) effect any change in retirement or any other benefits to any class of employees or officers (unless any such change shall be required by this Agreement or applicable law) which would increase their retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Fredonia Benefit Plan except as provided herein, or (iv) hire any executive officer or elect any new director;

            (c) Except as set forth in Exhibit 3.14(d), declare or pay any dividend on, or make any other distribution in respect of, their outstanding shares of capital stock except dividends by FSB, FBC or Sub;

            (d) (i) redeem, purchase or otherwise acquire any shares of their capital stock or any securities or obligations convertible into or exchangeable for any shares of their capital stock, or any options, warrants, conversion or other rights to acquire any shares of their capital stock or any such securities or obligations; (ii) merge with or into or consolidate with any other corporation or bank, or effect any reorganization or recapitalization;
    (iii) purchase or otherwise acquire any substantial portion of the assets or any class of stock, of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; or (v) split, combine or reclassify any of their capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock;

            (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of their capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

            (f) except as required by applicable law, or upon a written opinion of legal counsel that failure to take such action would violate the directors' fiduciary duties, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Fredonia, FSB, FBC or Sub to take any such action and, upon learning of such action by any representative, shall take appropriate steps to terminate such action, Fredonia shall promptly notify Bancshares orally of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; for purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Fredonia, FSB, FBC or Sub; any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial portion of assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock);

            (g) propose or adopt any amendments to their corporate charters or bylaws except as provided in this Agreement;

            (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

            (i) except in their fiduciary capacities, purchase any shares of Bancshares common stock;

            (j) change any method of accounting in effect at December 31, 1996, or change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law or generally accepted accounting principles;

            (k) take action which would or is reasonably likely to (i) adversely affect the ability of either of Bancshares or Fredonia to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Fredonia's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

            (l) change the lending, investment, asset/liability management and other material policies concerning the business of Fredonia, FSB, FBC or Sub, unless required by Law or order or unless such change does not cause a material adverse effect on Fredonia, FSB, FBC or Sub;

            (m)       agree in writing or otherwise to do any of the foregoing;

            (n) make any single new loan or series of loans not in accordance with existing loan policies to one borrower or related series of borrowers in an aggregate amount greater than $250,000.00;

            (o) sell or otherwise dispose of securities owned as investments except at maturity dates or in accordance with past practices for securities held for sale or trading or in accordance with Generally Accepted Accounting Principles for securities classified as "held to maturity"; or

            (p) except as set forth in Exhibit 5.02(p), sell or dispose of any real estate or other assets having a value in excess of $100,000.00.

      5.03. Access and Information. Upon reasonable notice, Fredonia shall (and shall cause FSB, FBC and Sub to) afford to Bancshares's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. During such period, Fredonia shall (and shall cause FSB, FBC and Sub to) furnish promptly to Bancshares (i) a copy of each Fredonia Report filed or received by it during such period pursuant to the requirements of the BHC Act and any other federal or state banking laws promptly after such documents are available, (ii) the monthly financial statements of FSB, FBC and Sub promptly after such financial statements are available, (iii) a summary of any action taken by the Boards of Directors, or any committee thereof, of Fredonia, FSB, FBC and Sub, and (iv) all other information concerning its business, properties and personnel as Bancshares may reasonably request. Unless otherwise required by law, each party will hold any information obtained from the other in connection with the transaction which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the party holding nonpublic information of the other party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from the other party, and any copies made of such documents, to such other party or destroy such documents and copies.

      5.04. Update Disclosure; Breaches. From and after the date hereof until the earlier of the termination of this Agreement or the Effective Time, Fredonia and Bancshares shall provide to the other party prompt notice of any matters which have become known or which have occurred from and after the date hereof which are material to the financial condition or operations of the disclosing party or which have a material bearing on any matter dealt with herein.

      5.05. Merger of Sub Into Fredonia. Prior to the Closing Date Fredonia shall take and shall cause Sub to take such actions as are necessary to cause Sub to be merged with and into Fredonia.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

      6.01. Shareholders Meeting. Fredonia shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreements.

      6.02. Legal Conditions to Merger. Each of Fredonia, Bancshares and FTI will take all reasonable actions necessary to comply promptly with all legal requirements it may have with respect to the Merger (including furnishing all information required by the FRB or in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their subsidiaries in connection with the Merger. Each of Fredonia and Bancshares will, respectively, cause their subsidiaries to take in a prompt manner all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any agreement, consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Bancshares, FTI, Fredonia or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and the Plan of Merger.

      6.03. Reports.

            (a) Prior to the Effective Time, Fredonia, Bancshares and FTI shall respectively, prepare and file as and when required all Fredonia Reports and Bancshares Reports.

            (b) Fredonia, Bancshares and FTI shall prepare such Fredonia Reports and Bancshares Reports such that (i) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) with respect to any Fredonia Report or Bancshares Report containing financial information of the type included in the Fredonia Financial Statements or the Bancshares Financial Statements, the financial information (A) is prepared in accordance with accounting principles and practices as utilized in the Fredonia Financial Statements or the Bancshares Financial Statements, applied on a consistent basis (except as stated therein or in the notes thereto) (B) presents fairly the consolidated financial condition of Fredonia or Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (C) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items necessary for a fair presentation, subject to year-end audit adjustments.

      6.04. Brokers or Finders. Bancshares and Fredonia represent, as to itself or themselves, and their subsidiaries, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

      6.05. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Bancshares with full title to all properties, assets, rights, approvals, immunities and franchises of either of Fredonia, FSB, FBC or Sub, the proper officers and directors of each party to this Agreement shall take all such necessary action.

      6.06. Governmental and Other Third Party Approvals. Fredonia, Bancshares and FTI shall each use their reasonable best efforts to obtain all governmental and other third party approvals, authorizations and consents that may be necessary or reasonably required of them in order to effect the transactions contemplated by this Agreement. Fredonia, Bancshares and FTI agree to make all filings and applications for such approvals and reviews as soon as practicable, to prosecute the same with reasonable diligence and to notify each other when such approvals, authorizations and consents have been received. Fredonia, Bancshares and FTI will provide each other with copies of all regulatory notices and filings made in connection with the transactions contemplated by this Agreement prior to filing. Bancshares and Fredonia will each provide to the other copies of any correspondence received from any regulatory agency relating to such filings, and shall use its best efforts to keep the other parties advised of the progress of obtaining all regulatory and third party approvals required for the consummation of all transactions contemplated by this Agreement.

      6.07 Employee Benefits and Contracts. Following the Effective Time, Bancshares shall provide generally to officers and employees of Fredonia and FSB, who at or after the Effective Time become employees of Bancshares or any of its affiliates, employee benefits under Bancshares employee pension and welfare benefit plans, on terms and conditions as provided by said plan agreements. Bancshares also shall cause Fredonia and its Subsidiaries to honor on terms reasonably agreed upon by Bancshares and Fredonia all employment, severance, consulting, and other compensation contracts disclosed in Exhibit 3.11(a) to this Agreement between Fredonia or FSB and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Fredonia Benefit Plans. For purposes of vesting employees of Fredonia or FSB will be given credit under Bancshares' Employee Stock Ownership Plan for prior service rendered to Fredonia or FSB.

      6.08  Indemnification.

            (a) For a period of six years after the Effective Time, Bancshares shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of Fredonia and FSB (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Texas Law and by the Articles of Incorporation or Association and Bylaws of Fredonia and FSB as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by Bancshares is required to effectuate any indemnification, Bancshares shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Bancshares and the Indemnified Party.

            (b) If Bancshares or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Bancshares shall assume the obligations set forth in this
    Section 6.08.

            (c) The provisions of this Section 6.08 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

      7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

            (a) Shareholder Approval. The Merger Agreements shall have been approved and adopted by the legally required vote of the holders of the outstanding shares of Fredonia Common Stock at a shareholders meeting duly called for the purpose of voting on the Merger.

            (b) Federal Reserve Board. The Merger Agreements and the transactions contemplated hereby shall have been approved by the FRB and other necessary banking authorities without any condition not acceptable to Bancshares, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

            (c) State Banking Commissioners. The TBC and Arkansas State Banking Commissioner shall have approved the transfer of ownership of FSB to FTI without any condition not acceptable to Bancshares.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

            (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced against Bancshares, Fredonia or any affiliate, subsidiary, associate, officer or director of either of them, seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.

            (f) Closing Date. The Closing Date shall occur as soon as practicable but in no event later than December 31, 1997 unless extended by Fredonia and Bancshares.

            (g) Consents Under Agreements. Bancshares, Fredonia and their subsidiaries shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

            (h) Securities Laws. A registration statement for the Bancshares Stock shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. Bancshares shall have obtained all securities or "blue sky" permits and other authorizations necessary under state securities laws for Bancshares to issue the Bancshares Stock and consummate the Merger.

      7.02. Conditions to Obligations of Bancshares. The obligation of Bancshares to effect the Merger is subject to the satisfaction of the following conditions unless waived in writing by Bancshares:

            (a) Representations and Warranties. Each of the representations and warranties of Fredonia set forth in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement.

            (b) Performance of Obligations of Fredonia. Fredonia shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Bancshares shall have received a certificate signed on behalf of Fredonia by the chief executive officer and by the chief financial officer of Fredonia to such effect.

            (c) Opinion of Counsel. Fredonia shall have delivered to Bancshares an opinion of its counsel, Bracewell & Patterson, L.L.P., dated as of the Closing Date and in form and substance satisfactory to counsel for Bancshares, to the aggregate effect that: (i) Fredonia has been duly incorporated and organized and is a corporation validly existing in good standing under the laws of Texas with full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (ii) all corporate proceedings and other actions on the part of Fredonia necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger) necessary to make same effective have been duly and validly taken; (iii) this Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of Fredonia and constitute (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of Fredonia; (iv) the execution of the Articles of Merger by Fredonia has been duly and validly authorized; and (v) Fredonia is governed by the TBCA.

            (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1996 in the financial condition, results of operations or business of Fredonia.

            (e) Environmental Audits. Phase I environmental audits of the Fredonia Property shall have been conducted at Bancshares's expense and shall, to Bancshares's satisfaction, reflect no material problems under Environmental Laws. Unless Bancshares notifies Fredonia on or before August 1, 1997, that Bancshares is not satisfied with the results of any such audit performed, Bancshares shall waive its right to assert this condition to Closing.

            (f) Pooling Opinion. Bancshares shall have received an opinion from Arthur Andersen LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment under applicable accounting principles and that it will be so treated by the SEC if consummated in accordance with the Merger Agreements.

            (g) Merger of Sub Into Fredonia. Sub shall have been merged with and into Fredonia.

            (h) Affiliates. Each person who receives a portion of the Bancshares Stock and who might reasonably be considered to be an affiliate of Fredonia, as defined in paragraph (a) of Rule 144 of the Rules of the Securities and Exchange Commission under the Securities Act, shall have executed and delivered at Closing a letter substantially in the form set forth in Exhibit 7.02(h).

            (i) Consents Under Agreements. Bancshares and its subsidiaries shall have obtained the consent or approval of each person whose consent or approval of any transaction contemplated herein is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

            (j) Dissenting Shares. The number of Dissenting Shares shall not exceed 10% of the Fredonia Common Stock.

            (k)       Dissolution of FBC.  FBC shall have been dissolved.

            (l) Fredonia Optionholders. Each holder of Options to purchase shares of Fredonia Common Stock shall have entered into a written agreement with Bancshares, FTI and Fredonia providing that each optionholder will accept in full satisfaction of Fredonia's obligations under all stock Options granted to said optionholder the option conversion shares determined in accordance with Section 2.01(h) above.

      7.03. Conditions to Obligations of Fredonia . The obligations of Fredonia to effect the Merger are subject to the satisfaction of the following conditions unless waived by Fredonia:

            (a) Representations and Warranties. Each of the representations and warranties of Bancshares set forth in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing

    Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and Fredonia shall have received a certificate signed on behalf of Bancshares by the chief executive officer and by the chief financial officer of Bancshares to such effect.

            (b) Performance of Obligations of Bancshares. Bancshares shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Fredonia shall have received a certificate signed on behalf of Bancshares by the chief executive officer and by the chief financial officer of Bancshares to such effect.

            (c) Opinion of Counsel. Bancshares shall have delivered to Fredonia an opinion of its counsel, Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., dated as of the Closing Date and in form and substance satisfactory to counsel for Fredonia, to the aggregate effect that: (i) Bancshares and FTI are corporations validly existing under the laws Arkansas with full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (ii) all corporate proceedings and other actions on the part of Bancshares or FTI necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger) necessary to make same effective have been duly and validly taken; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of Bancshares and FTI and constitutes (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of Bancshares and FTI; and (iv) the execution of the Articles of Merger by FTI has been duly and validly authorized.

            (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1996 in the financial condition, results of operations or business of Bancshares.

            (e) Authorized Shares. The shares of Bancshares Stock to be delivered to Fredonia Shareholders pursuant to this Agreement shall have been authorized for listing on the Nasdaq Market.

            (f) Federal Income Tax Opinion. Fredonia shall have received an opinion from counsel to Fredonia that, for federal income tax purposes,
    (i) the Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code; (ii) no gain or loss will be recognized by holders of Fredonia Common Stock upon receipt of Bancshares Stock except for cash received in lieu of fractional shares; (iii) the aggregate tax basis of Bancshares Stock received by a Fredonia Shareholder will be the same as the aggregate basis of the Fredonia Common Stock surrendered in exchange therefor, and (iv) the holding period of the Bancshares Stock to be received by each Fredonia Shareholder will include the period during which the Shareholder held the Fredonia Common Stock surrendered in exchange therefor, provided that the Fredonia Common Stock is held as a capital asset as of the date of exchange.

            (g) Fairness Opinion. Fredonia shall have received letters from Hoefer & Arnett, Incorporated dated the date of the mailing of the Proxy Statement to the Fredonia Shareholders and dated the date of the meeting of Fredonia Shareholders, in each case in form and substance acceptable to Fredonia, confirming such financial advisor's prior opinion to the Board of Directors of Fredonia that the consideration to be paid in the Merger is fair to the Fredonia Shareholders from a financial point of view.

            (h) Pricing Average. The Pricing Average shall not have decreased below $32.00.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

      8.01. Termination. This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time:

            (a) by mutual consent of the Board of Directors of Bancshares and the Board of Directors of Fredonia;

            (b) by either Bancshares or Fredonia (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of Fredonia, on the one hand, or Bancshares or FTI on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of Fredonia on the one hand, or Bancshares or FTI on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition from the terminating party;

            (c) by either Bancshares or Fredonia if any permanent Injunction preventing the consummation of the Merger shall have become final and nonappealable;

            (d) by either Bancshares or Fredonia if the Merger shall not have been consummated on or before December 31, 1997, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

            (e) by either Bancshares or Fredonia if the FRB has denied approval of the Merger and such denial has become final and nonappealable; or

            (f) either by Bancshares or Fredonia if any condition precedent to the terminating party's obligation to effect the Merger has not been satisfied and such condition cannot reasonably be expected to be satisfied prior to the date specified in Subsection 8.01(d).

      8.02. Effect of Termination. In the event of termination of this Agreement by either Fredonia or Bancshares as provided in Section 8.01, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of Fredonia, Bancshares, FTI or their respective officers or directors, except to the extent that such termination results from the willful breach by a party hereto of any of its or their representations, warranties, covenants or agreements set forth in this Agreement.

      8.03. Amendment. Subject to the next following sentence, this Agreement and the Plan of Merger may be amended by the parties hereto by action taken or authorized by the respective Boards of Directors of Bancshares and Fredonia at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.04. Extension; Waiver. At any time prior to the Effective Time, Bancshares, on the one hand, and Fredonia, on the other hand, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)       if to Bancshares, to
                      First United Bancshares, Inc.
                      Attention:  John E. Burns
                      Chief Financial Officer
                      P. O. Box 751
                      El Dorado, Arkansas 71731

            with a copy to:

                      Hermann Ivester, Esq.
                      Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. 320 West Capitol Avenue, Suite 1000
                      Little Rock, Arkansas 72201

            (b)       if to Fredonia to:

                      Fredonia Bancshares, Inc.
                      Attention:  Mr. Gordon Lewis, Chairman and President
                      P. O. Box 630887
                      Nacogdoches, Texas  75963

                      with a copy to:

                      William T. Luedke IV
                      Bracewell & Patterson, L.L.P.
                      South Tower Pennzoil Place
                      711 Louisiana Street, Suite 2900
                      Houston, Texas  77002-2781

      9.02. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

      9.03. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.04. Entire Agreement. This Agreement (including the documents and the instruments referred to herein, including the Plan of Merger) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      9.05. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arkansas.

      9.06. Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and will use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement. However, the determination by Bancshares as to when and whether it will make a public statement and the contents of any such public statement shall be final and binding.

      9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

      9.08. Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made upon the knowledge of a party hereto that is not an individual, such knowledge shall include the actual knowledge, after due inquiry, of any executive officer of such party or an executive officer of any subsidiary thereof.

      9.09. Expenses. Except as otherwise provided herein, all Expenses incurred by Bancshares and Fredonia in connection with or related to the authorization, preparation and execution of this Agreement, the Plan of Merger, and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

      9.10. Non-Survival of Representations and Warranties. Except as hereinafter provided, the representations and warranties contained in this Agreement and all other terms, covenants and conditions hereof shall merge in the closing documents and shall not survive Closing or, after Closing be the basis for any action by any party, except as to any matter which is based upon willful fraud by a party with respect to which the representations, warranties, terms, covenants and conditions set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations.

      9.11. Break Up Fee. In the event that all of the conditions to Closing set forth in Sections 7.01 and 7.02 of this Agreement (excluding Subsection 7.01(f)) have been satisfied in time to allow for Closing on or before December 31, 1997 and Bancshares, without right to terminate this Agreement pursuant to Article VIII, elects not to close, then Bancshares shall pay to Fredonia Three Million Dollars ($3,000,000.00) as liquidated damages, it being agreed that actual damages are impossible to quantify or estimate. Said amount shall be in lieu of and in full satisfaction of all rights of Fredonia to damages or other compensation under this Agreement.

            IN WITNESS WHEREOF, Fredonia, Bancshares and FTI have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 FIRST UNITED OF TEXAS, INC.



                                 By:  /s/ James V. Kelley
                                      ----------------------------------------
                                       James V. Kelley
                                       President

 ATTEST:

 /s/ Robert G. Dudley
 ------------------------------
 Robert G. Dudley, Secretary

                                 FIRST UNITED BANCSHARES, INC.


                                 By: /s/ James V. Kelley
                                     -----------------------------------------
                                       James V. Kelley
                                       Chairman, President and
                                       Chief Executive Officer

 ATTEST:

/s/ Robert G. Dudley
 ------------------------------
 Robert G. Dudley, Secretary

                                 FREDONIA BANCSHARES, INC.


                                 By:  /s/ Gordon Lewis
                                      ----------------------------------------
                                        Gordon Lewis
                                        Chairman and President

 ATTEST:

 /s/ J.R. Honea
 ------------------------------
  J.R. Honea, Vice President

                                                                       EXHIBIT A

                                 PLAN OF MERGER


            This Plan of Merger, dated as of ______, 1997 ("Plan of Merger"), by and between First United Bancshares, Inc., an Arkansas corporation ("Bancshares"), First United of Texas, Inc., an Arkansas corporation ("FTI"), and Fredonia Bancshares, Inc., a Texas corporation ("Fredonia").

            WHEREAS, Fredonia is a corporation with authorized capital stock consisting of 2,000,000 shares of common stock, $10.00 par value of which 472,342 shares of common stock ("Fredonia Common Stock") are validly issued and outstanding and 26,838 shares are held by Fredonia in its treasury on the date hereof;

            WHEREAS, FTI is a corporation with authorized capital stock of 1,000 shares of common stock, $1.00 par value, of which 1,000 shares of common stock are validly issued and outstanding on the date hereof;

            WHEREAS, FTI is a corporation duly organized and existing under the laws of Arkansas;

            WHEREAS, concurrently with the execution and delivery of this Plan of Merger, Bancshares, FTI and Fredonia have entered into an Agreement and Plan of Reorganization (the "Agreement" and, together with this Plan of Merger, the "Merger Agreements") that contemplates the merger of Fredonia with and into FTI (the "Merger") upon the terms and conditions provided in this Plan of Merger and the Agreement and pursuant to the Arkansas Business Corporation Act (the "ABCA") and the Texas Business Corporation Act (the "TBCA");

            WHEREAS, the Boards of Directors of Bancshares, FTI and Fredonia deem it fair and equitable to, and in the best interests of, their respective corporations and shareholders that Fredonia be merged with and into FTI with FTI being the surviving corporation, and each such Board of Directors has approved this Plan of Merger, has authorized its execution and delivery, and has directed that this Plan of Merger and the Merger be submitted to Fredonia's, FTI's and Bancshares' shareholders for approval, and has recommended that the shareholders approve the Merger.

            NOW, THEREFORE, in consideration of the promises and the agreements herein contained, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:


                                   ARTICLE I

                                   THE MERGER

            1.01. The Merger. Subject to the terms and conditions of the Merger Agreements, Fredonia will be merged with and into FTI , which will continue as the surviving corporation, in accordance with and with the effect provided in the ABCA.

            1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreements, articles of merger (the "Articles of Merger") shall be duly prepared and executed by FTI and Fredonia and thereafter delivered to the Secretaries of State of States of Arkansas and Texas for filing, as provided in the ABCA, and the TBCA as soon as practicable on or after the Closing Date (as defined in the Agreement). The Merger shall become effective upon the filing of the Articles of Merger with the Secretaries of State of Arkansas and Texas or at such time within two business days thereafter as is provided in the Articles of Merger (the "Effective Time").

            1.03. Effects of the Merger. (a) At the Effective Time, (i) the separate existence of Fredonia shall cease and Fredonia shall be merged with and into FTI ( FTI and Fredonia are sometimes referred to herein as the "Constituent Corporations" and FTI is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of FTI in effect as of the Effective Time (the "Articles") shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of FTI in effect as of the Effective Time (the "Bylaws") shall be the Bylaws of the Surviving Corporation.

                     (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

                                   ARTICLE II

       EFFECT OF THE MERGER ON THE COMMON STOCK OF THE CONSTITUENT CORPORATIONS;

                            EXCHANGE OF CERTIFICATES

            2.01. Conversion of Fredonia Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Fredonia Common Stock, but subject to the rights of dissenting shareholders of Fredonia:

                     (a) Conversion of Fredonia Common Stock and Options. The issued and outstanding shares of Fredonia Common Stock and options to purchase Fredonia Common Stock ("Options") shall be converted in accordance with the Agreement into the right to receive the consideration provided in
    Section 2.01 of the Agreement.

                     (b) Cancellation of Shares. All shares of Fredonia Common Stock and Options issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such or Options shares shall cease to have any rights with respect thereto, except the right to receive a pro rata amount of the consideration provided therefor upon the surrender of such certificate in accordance with the Plan of Merger.

            2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Bancshares shall deposit with the Trust Department of First National Bank of El Dorado, El Dorado, Arkansas or such other bank or trust company designated by Bancshares (the "Exchange Agent") for the benefit of the holders of shares of Fredonia Common Stock, for exchange in accordance with this Article II through the Exchange Agent, the number of shares of Bancshares common stock and cash (the "Exchange Fund") to be paid pursuant to Section 2.01 in exchange for shares of Fredonia Common Stock and Options outstanding immediately prior to the Effective Time.

                     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Fredonia Common Stock or Options (the "Certificates") whose shares or Options were converted into the right to receive shares of Bancshares common stock and cash pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Bancshares may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Bancshares common stock and cash payment due. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Bancshares, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Bancshares common stock and cash which such holder has the right to receive pursuant to Section 2.01 of the Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration specified in Section 2.01 of the Agreement.

                     (c) Distributions with Respect to Unexchanged Shares. No delivery of Bancshares common stock or cash payment of any kind shall be made to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate.

                     (d) No Further Ownership Rights in Fredonia Common Stock. The consideration paid upon the surrender of shares of Fredonia Common Stock or Options in accordance with the terms hereof including any cash shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Fredonia Common Stock or Options, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Fredonia Common Stock or Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and payment shall be made as provided in this Plan of Merger.

                     (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Fredonia for six months after the Effective Time shall be delivered to Bancshares, upon demand, and any shareholders of Fredonia who have not theretofore complied with this Section 2.02 shall thereafter look only to Bancshares for payment of the Bancshares common stock and cash due for their Fredonia stock.

                     (f) No Liability. Neither Bancshares, FTI nor Fredonia shall be liable to any holder of shares of Fredonia Common Stock for shares of Bancshares common stock or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                       CONDITIONS; TERMINATION; AMENDMENT

            3.01. Conditions to the Merger. Consummation of the Merger is conditional upon the fulfillment or waiver of the conditions precedent set forth in Article VII of the Agreement.

            3.02. Termination. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the respective Boards of Directors of Fredonia and Bancshares at any time prior to the Effective Time. If the Agreement is terminated in accordance with Article VIII thereof, then this Plan of Merger will terminate simultaneously and the Merger will be abandoned without further action by Fredonia or United.

            3.03. Amendment. Subject to the next following sentence, this Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before the Closing Date. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            3.04. Extension; Waiver. At any time prior to the Closing Date, Bancshares and Fredonia, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto and (ii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument on behalf of such party.


                                   ARTICLE IV

                               GENERAL PROVISIONS

            4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)     if to FTI or Bancshares, to

                             First United Bancshares, Inc.
                             Attention:  John E. Burns
                             Chief Financial Officer
                             P. O. Box 751
                             El Dorado, Arkansas 71731

                             with a copy to:

                             Hermann Ivester, Esq.
                             Mitchell, Williams, Selig, Gates & Woodyard,
                             P.L.L.C.
                             320 West Capitol Avenue, Suite 1000
                             Little Rock, Arkansas 72201

                     (b)     if to Fredonia, to

                             Fredonia Bancshares, Inc.
                             Attention:  Mr. Gordon Lewis, Chairman and
                             President
                             P. O. Box 630887
                             Nacogdoches, Texas  75963

                             with a copy to:

                             William T. Luedke IV
                             Bracewell & Patterson, L.L.P.
                             South Tower Pennzoil Place

                             711 Louisiana Street, Suite 2900
                             Houston, Texas  77002-2781

            4.02. Interpretation. When a reference is made in this Plan of Merger to Sections, such reference shall be to a Section of this Plan of Merger unless otherwise indicated. The headings contained in this Plan of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

            4.03. Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            4.04. Governing Law. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Arkansas.

            IN WITNESS WHEREOF, Fredonia, FTI and Bancshares have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                                   FIRST UNITED OF TEXAS, INC.


                                                   By:
                                                      ------------------------
                                                         James V. Kelley
                                                         President

ATTEST:


------------------------------
Robert G. Dudley, Secretary

                                                   FIRST UNITED BANCSHARES, INC.


                                                   By:
                                                      ------------------------
                                                         James V. Kelley
                                                         Chairman, President
                                                         and Chief Executive
                                                         Officer

ATTEST:

------------------------------

Robert G. Dudley, Secretary

                                                   FREDONIA BANCSHARES, INC.


                                                   By:
                                                      ------------------------
                                                         Gordon Lewis
                                                         Chairman and President
ATTEST:

------------------------------

                                                                 EXHIBIT 7.02(h)



    First United Bancshares, Inc.
    Main and Washington Streets
    El Dorado, Arkansas 71730

    Gentlemen:

            I may presently be considered to be an "affiliate", as defined in paragraph (a) of Rule 144 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), of Fredonia Bancshares, Inc. a Texas Corporation ("Fredonia"). Pursuant to the merger (the "Merger") of Fredonia with and into a subsidiary of First United Bancshares, Inc. ("First United"), I will acquire __________ shares of the common stock, par value $1 per share ("Common Stock"), of First United . I represent and warrant that I (i) am acquiring said shares (as the same may be increased, decreased or are changed in accordance with the Agreement and Plan of Merger dated ____________, 1997, relating to the Merger, the ("Shares")) for my own account (or in the capacity indicated hereon) and with no present intention of dividing my participation with others or otherwise making a distribution of the Shares and (ii) shall not make any sale, transfer or other disposition of the Shares in violation of the Act or the General Rules and Regulations promulgated thereunder by the SEC.

            I have been advised that the Shares issued to me pursuant to the Merger have been registered under the Act in the Registration Statement on SEC Form S-4, as amended, Registration No. __________ ("Registration Statement") as filed with the SEC, receipt of a copy of which Registration Statement is hereby acknowledged. However, I have also been advised that any public offering or sale by me of any of the Shares will, under current law, require either (i) the further registration (by amendment of such Form S-4 or otherwise) under the Act of the Shares to be sold or (ii) compliance with Rule 145 promulgated under the Act or (iii) the availability of another exemption from such registration.

            I agree not to sell, transfer or dispose of the Shares unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition, or (ii), such sale, transfer or disposition complies with Rule 145 or is otherwise exempt from registration. Further, I will furnish to First United such documentation incident to such sale, transfer or other disposition as First United shall reasonably request evidencing compliance with Rule 145 or the availability of any exemption from registration being claimed. Such documentation shall be provided to First United prior to any such sale, transfer or other disposition in order that First United, and its counsel may have a reasonable opportunity to review the documentation and form an opinion as to the validity of any such exemption.

            I agree that notwithstanding any provision herein or contained in the Agreement and Plan of Reorganization that I will not sell, transfer, or otherwise dispose of any of the Shares unless First United has made public disclosure of financial results reflecting 30 days' of post-Merger combined operations of Fredonia and First United within the meaning of Section
    201.01 of the SEC's Codification of Financial Reporting Policies. First United has agreed to make the required public disclosure of financial results as set out above as soon as feasible after the Merger is consummated. In addition, I hereby represent and warrant to First United that I have not made any sales of Fredonia or First United common stock during the 30-day period immediately preceding the date hereof and I further agree not to engage in any such sales prior to the Merger, nor have I pledged or will I pledge any First United or Fredonia common stock to secure any obligation during such period.

            I represent and warrant to First United that:

            1. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Shares, to the extent I felt necessary, with my counsel or counsel for Fredonia.

            2. I have been informed by First United that any distribution by me of the Shares has not been registered under the Act and that the Shares must be held by me indefinitely until (i) such distribution of the Shares has been registered under the Act, (ii) a sale of the Shares is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Act, or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Shares.

            3. I have been informed by First United that it is required to file periodic reports with the SEC and the NASDAQ and that certain sales of the Shares by me may not be required to be registered under the Act by virtue of Rule

    145 promulgated by the SEC under the Act, provided that such sales are made in accordance with all of the terms and conditions of such Rule, including among other things the following:

                     (a) The amount of First United Common Stock sold by me pursuant to Rule 145 during any period of three months cannot exceed the quantity limit of (i) one percent of the total outstanding First United Common Stock or (ii) the average reported weekly trading volume on NASDAQ during the four week period immediately preceding receipt of the order by the broker to execute the transaction, whichever of (i) or (ii) is greater. In computing the quantity limit it is necessary to count sales not only by me but also by certain immediate family members and other related persons and others with whom I may act in concert.

                     (b) Sales must be made in brokers' transactions as defined by the SEC Rule 144 (certain provisions of which are incorporated by reference into Rule 145).

                     (c) No sales may be made under the Rule unless First United has filed all SEC reports required to be filed by First United.

                     (d) The broker must be given information showing compliance with Rule 145.

            4. I understand that First United is under no obligation to register the sale, transfer or other disposition of the Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

            5. I understand and agree that stop transfer instructions will be issued with respect to the Shares and there will be placed on the certificates representing such Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

                     "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated _______________, 1997, by the registered holder in favor of First United Bancshares, Inc., a copy of which agreement is on file at the principal offices of First United Bancshares, Inc."

                     I have been informed by First United that after the restrictions imposed by Rule 145 have expired First United will, upon my request, reissue share certificates for the shares which do not contain a restrictive legend.

            6. I understand and agree that unless the transfer by me of Shares is a sale made in compliance with the provisions of this letter, First United reserves the right to place the following legend on any certificates issued to my transferee:

                     "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

            7. I understand and agree that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute Certificates without any legend if I deliver to First United a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to First United, to the effect that no such legend is required for the purpose of the Securities Act.

            8. I have been informed by First United that if I propose to sell any of these Shares pursuant to Rule 145, and if such sale would be permitted under the terms of this letter, First United will, upon my written request, supply me with the following:

                     (a) A statement as to whether First United has complied with the provisions of Rule 145 regarding filing of SEC reports as a condition to sales made pursuant to that Rule;

                     (b) A confirmation as to the number of shares of First United Common Stock outstanding as shown by the most recent report or statement published by it; and

                     (c) First United's taxpayer identification number and SEC file number.

            I have carefully read this letter and have had an adequate opportunity to review the Merger Agreement and understand the requirements and the limitations imposed upon the distribution, sale, transfer or other disposition of Fredonia common stock or Shares of First United.


                                        Very truly yours,





                                       3